

UMPQUA HOLDINGS CORPORATION

KBW Investor Conference, Boston, MA

February 29-March 1, 2012

Safe Harbor Statement

This presentation contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements that expressly or implicitly predict future results, performance or events. Statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as "anticipates," "expects," believes," "estimates" and "intends" and words or phrases of similar meaning. We make forward-looking statements regarding projected sources of funds, availability of acquisition and growth opportunities, adequacy of our allowance for loan and lease losses and provision for loan and lease losses, our commercial real estate portfolio and subsequent charge-offs. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Umpqua. Risks and uncertainties include those set forth in our filings with the SEC and the following factors that might cause actual results to differ materially from those presented:

- The ability to attract new deposits and loans and leases
- Demand for financial services in our market areas
- Competitive market pricing factors
- Deterioration in economic conditions that could result in increased loan and lease losses
- Risks associated with concentrations in real estate related loans
- Market interest rate volatility
- Stability of funding sources and continued availability of borrowings
- Changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth
- The Dodd-Frank Act and other recent legislative and regulatory initiatives could detrimentally affect the Company's business by, for example, increasing our operating expenses and decreasing revenue.
- The ability to recruit and retain key management and staff
- Risks associated with merger integration
- Significant decline in the market value of the Company that could result in an impairment of goodwill
- The ability to raise capital or incur debt on reasonable terms

There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. For a more detailed discussion of some of the risk factors, see the section entitled "Risk Factors" in the Form 10-K for the year ended December 31, 2011 as updated and supplemented in our filings on Form 10-Q and Form 8-K. We do not intend to update any factors or to publicly announce revisions to any of our forward-looking statements. You should consider any forward looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

Umpqua is a leading community bank serving the Pacific Northwest

> 194 total stores

> 26 commercial banking centers



Seattle
WA
Tacoma
Olympia
Vancouver
Portland
OR
Salem
Eugene
Bend
Roseburg
CA
NV
Reno
Sacramento
San Francisco

Improving earnings and returns to shareholders

- 2011 operating EPS $0.66 vs. $0.12 in 2010
- Core margin 3.95%, loan to deposit ratio at 70% = focus & future upside/buffer against low rate environment
- Continued focus on reducing NPA's, non-covered NPA ratio at 1.09%
- Built in future expense reduction as credit quality continues to improve, $25 million annualized workout costs (excl. OREO gain/loss)
- Repurchased 2.5 million shares in 2011, opportunistic in future
- Generated 4% positive total return to shareholders in 2011, compared to (5)% loss for regional bank index (KRX)

- Positioning over last 2 years with addition of experienced teams in growth markets
- 2011 non-covered loan growth of $229 million or 4%
- Commercial production $1.4 billion in 2011, double that of 2010
- Pipeline at $1.7 billion, focus on owner occupied and commercial loans
- Capital markets group off to strong first year, $2.7 million in new revenue

Loan Portfolio – December 2011
(non-covered, $ in millions)


CRE - Owner Occupied $1,162 20%
Commercial $1,428 24%
Residential real estate $566 10%
Commercial construction $187 3%
Residential development $90 2%
Other $59 1%
CRE - Nonowner Occupied $2,396 41%

- Commercial (+17%), Owner-occupied CRE (+7%) & Residential (+17%) are growth categories
- Strong, consistent underwriting
- Shifting mix over time
- Strong credit culture

- NPAs written down 38% from current par value
- Non-covered classified assets continued decline, down 19% over last year, ending at 31% of Tier 1 capital + Allowance for credit loss
- Potential recovery pool at $185 million, dedicated resources on future collection ($10 million in 2011)

Non-performing assets to total assets %
(non-covered)



UMPQ
Regional peers
1.06
1.36
1.25
2.19
1.66
2.79
1.88
4.56
1.82
5.23
1.73
6.23
1.70
6.23
2.38
5.83
1.99
6.32
1.90
6.05
1.59
4.76
1.53
4.09
1.53
3.80
1.37
3.49
1.25
3.07
1.09
2.79
2008Q1
2008Q2
2008Q3
2008Q4
2009Q1
2009Q2
2009Q3
2009Q4
2010Q1
2010Q2
2010Q3
2010Q4
2011Q1
2011Q2
2011Q3
2011Q4

- Source: Company filings, SNL Financial
- Note: Regional peers include Banner Corporation, Cascade Bancorp, CVB Financial, PacWest Bancorp, Sterling Financial, West Coast Bancorp, and Westamerica Bancorp; Regional peers represent a median ratio.

UMPQUA BANK

Provision for loan loss & net charge-off trends

(non-covered, $ in millions)



$80
$70
$60
$50
$40
$30
$20
$10
$-
Provision
Net charge-offs
2007Q2
2007Q3
2007Q4
2008Q1
2008Q2
2008Q3
2008Q4
2009Q1
2009Q2
2009Q3
2009Q4
2010Q1
2010Q2
2010Q3
2010Q4
2011Q1
2011Q2
2011Q3
2011Q4

UMPQUA BANK

- Already low non-performing asset levels continue to improve
- Loan to deposit ratio of 70% provides opportunity for upside
- Tangible common equity at 9.14%, flexibility for various outcomes
- Total available liquidity of $4.8 billion, flexibility to fund growth
- Opportunity for continued organic and disciplined acquisition expansion, focused on growth markets and increasing loan to deposit ratio
- Stable low cost core deposit base in desirable markets

UMPQUA BANK

Deposit Portfolio – December 2011

($ in millions)



Interest bearing demand $4,655 51%
Savings $387 4%
Time $2,282 25%
Non-interest bearing demand $1,913 21%

- Improving mix
- DDA up 18% in 2011
- Q4 cost of interest bearing deposits 0.58%
- Cost of total deposits 0.46%

Capital

	Q4 2011	Q4 2010
Tier 1 Leverage	10.91%	10.56%
Tier 1 Risk Based Capital	15.91%	16.36%
Total Risk Based Capital	17.16%	17.62%
Tier 1 Common / Risk Weighted	12.93%	13.23%
Tangible Common Equity ratio	9.14%	8.74%
Tangible Book Value / Share	$8.87	$8.39

- $900 million of excess pre-tax risk based capital above 10% well capitalized threshold
- Ability to increase risk weighted assets $3 billion and maintain 9% Tier 1 Common
- Well positioned for Basel III threshold with excess & capital generation

UMPQUA BANK

> Strong competitive advantage: community bank alternative of choice in growth markets

> Management team prepared for future industry consolidation, expecting increase in overall M&A activity

> Self discipline in place to continue our growth plans

> Expand lending, major focus in Puget Sound, Portland, and greater San Francisco bay area

> Continued organic expansion to focus on San Francisco



Thank you